NJR Contacts:
Dennis Puma, Director, Investor Relations	732-938-1229
James Kent, Treasurer	732-938-1093

November 2, 2017

NEW JERSEY RESOURCES ANNOUNCES THE ACQUISITION OF
INTERSTATE ENERGY COMPANY
Open Season Announced for New Adelphia Gateway Project

OVERVIEW

Today, New Jersey Resources (NYSE: NJR) announced the execution of a Purchase and Sale Agreement (PSA) between its subsidiary, Adelphia Gateway, LLC (Adelphia), and Talen Generation, LLC, to acquire its Interstate Energy Company LLC (IEC) subsidiary for $166 million, plus additional contingent payments of up to $23 million based on certain specified conditions. The sale is contingent upon receipt of a Federal Energy Regulatory Commission (FERC) Certificate of Public Convenience and Necessity, among other customary closing conditions.

As shown in the map to the right, the acquisition includes an 84 mile, 18-inch pipeline, which currently runs through Pennsylvania from Marcus Hook, just south of Philadelphia, north to Martins Creek. The system also includes a 4.5 mile, 20-inch pipeline transporting natural gas, which was commissioned in 2002. NJR intends to bring the pipeline system under FERC jurisdiction and convert the 50-mile southern section of the pipeline to a natural gas only line.

BACKGROUND

IEC operates and maintains the pipeline that was originally installed in the 1970s to transport oil from Marcus Hook, Pennsylvania to Martins Creek, Pennsylvania. The northern 34-mile portion of the line was converted to dual use (oil or natural gas) in 1996.

In 2002, IEC constructed the 4.5 mile, 20-inch diameter pipeline parallel to the 18-inch pipeline to supply additional natural gas to Talen Energy’s Martins Creek Terminal, which services two Talen Energy power generation plants; the approximately 1,700 megawatt (MW) Martins Creek Steam Electric Station and the 582 MW Lower Mount Bethel power plant. Following closing of the sale, these plants will continue to be served by the pipeline as Adelphia Gateway customers under long-term agreements.

THE ADELPHIA GATEWAY PROJECT

The Adelphia Gateway project will convert the 50-mile southern section of the pipeline to a natural gas-only pipeline and bring the pipeline system under FERC jurisdiction. Adelphia today announced an open season for available transportation capacity on Adelphia Gateway.

When commissioned, Adelphia Gateway will serve consumers in the greater Philadelphia area with a much-needed new source of natural gas capacity which traverses portions of Delaware, Chester, Bucks, Montgomery and Northampton counties in Pennsylvania. Adelphia Gateway will transport natural gas from Pennsylvania production sources to southeastern Pennsylvania and interconnect with other pipelines serving the Appalachian natural-gas producing areas.

To meet industry and regulatory standards, system enhancements and new customer interconnects are being designed so the greater Philadelphia market can access affordable, Pennsylvania-produced natural gas. As part of the conversion, compression will be added to the system to move the natural gas through the pipeline. New laterals and interconnects will be constructed to transport the natural gas to end users.

Upon completion of the conversion and enhancements, the newly repurposed section of the 84-mile line will be able to transport up to an incremental 250,000 dekatherms (Dth) per day, or nearly 91 million Dth per year, of natural gas into the greater Philadelphia market.

SAFETY AND MAINTENANCE

The conversion of the southern section of the pipeline will follow guidelines set forth by the U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration, and adhere to industry standards. The pipeline, built from polycoated seamless steel, has been tested and will continue to be inspected to confirm its integrity.

Hydrostatic testing, which involves pressuring the line with water at 150 percent of the maximum allowable operating pressure for an eight (8) hour period to confirm the integrity of the pipeline, was successfully completed in August 2017 on the southern portion of the pipeline.

ESTIMATED TIMELINE

Fall 2017 PSA Signed Open Season FERC Filing	Fall 2018 FERC Certificate Notice to Proceed	Winter 2018 Interconnects in Service	Spring 2019 Compression in Service

ACQUISITION AND PROJECT BENEFITS

The IEC acquisition and Adelphia Gateway project will have several benefits:

1.	The Adelphia Gateway project will have minimal impact on the environment because the pipeline’s conversion to natural gas service utilizes existing infrastructure, brownfield locations and rights of way. There are no anticipated impacts to wetlands or farmland. Site assessments began in June 2017 to complete environmental, cultural, biological and wetland surveys for all proposed work areas. These reports will be submitted to FERC for review and approval.

2.	Adelphia Gateway provides an opportunity to serve new demand, which will fuel economic growth and job creation as businesses and manufacturers expand their operations.

3.	The increased capabilities of the pipeline will introduce new, competitively priced natural gas supply to meet demand not currently being served. New infrastructure to increase access to domestic energy is needed for southeastern Pennsylvania to become more energy competitive.

4.	The pipeline is intended to have delivery interconnections that will benefit local distribution centers and other industrial end users, including utility companies.

5.	Natural gas-powered electric generation facilities at various locations along the pipeline will be able to access additional supply and benefit from an affordable energy source in the area.

EARNINGS, CASH FLOW AND BALANCE SHEET IMPACT

The total investment of approximately $300 million ($166 million acquisition and approximately $130 million in capital expenditures) is expected to provide a return equivalent to a FERC regulated rate of return similar to other FERC regulated pipelines. The investment/project is expected to begin to materially add to earnings in fiscal 2020 and will support our long-term net financial earnings growth goal of between five and nine percent.

FORWARD LOOKING STATEMENTS

Certain statements contained in this fact sheet are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources (NJR or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this fact sheet include, but are not limited to, certain statements regarding the IEC acquisition, the Adelphia Gateway project, future capital plans and expenditures and infrastructure investments.

The factors that could cause actual results to differ materially from NJR’s expectations, assumptions and beliefs include, but are not limited to, the ability of the parties to consummate the IEC transaction including obtaining FERC approval and satisfying the other closing conditions; the ability to complete the Adelphia Gateway project including obtaining the applicable regulatory approvals; the ability to obtain the anticipated benefits of the IEC transaction and the Adelphia Gateway project; the timing to consummate the proposed transactions; the transactions may involve unexpected costs, liabilities or delays; weather and economic conditions; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; volatility of natural gas and other commodity prices and their impact on customer usage, our risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our Company; the impact of volatility in the credit markets on our access to capital; the ability to comply with debt covenants; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the energy trading market; the ability to obtain governmental and regulatory approvals and land-use rights and/or financing for the construction, development and operation of our unregulated energy investments in a timely manner; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack or failure of information technology systems; and the impact of natural disasters, terrorist activities and other extreme events on our operations and customers. The aforementioned factors are detailed in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 22, 2016, which is available on the SEC’s website at sec.gov. Information included in this presentation is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,300 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.
●	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 300 megawatts, providing residential and commercial customers with low-carbon solutions.
●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.
●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.
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NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.